                                                                    Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Marc Brailov
MicroStrategy Incorporated
(703) 770-1670
(703 407-9884 (Cell)
mbrailov@microstrategy.com
--------------------------

                 MicroStrategy Achieves Pro Forma Profitability
                                   in Q4 2001

          Pro Forma Profitability Objective Met; Company Generates More
                           Than $12 Million in EBITDA

MCLEAN, Va., January 31, 2002 - MicroStrategy(R) Incorporated (NASDAQ: MSTR), a leading worldwide provider of business intelligence software, today announced its financial results for the three-month period ending December 31, 2001 (the fourth quarter of its 2001 fiscal year), achieving pro forma profitability.

         By achieving pro forma profitability, MicroStrategy meets its goal, first announced in October 2000, to become profitable in its core business on a pro forma basis by the fourth quarter of 2001.

         The reported financial information for the fourth quarter 2001 includes MicroStrategy's continuing business operations, and its Strategy.com subsidiary, which has been shut down and treated as a discontinued operation as of the end of 2001. Sequentially, fourth quarter revenue of $43.2 million in 2001 compares favorably to third quarter 2001 with total revenue up by 5%, and license revenue increasing by 23% in continuing core business operations. Pro forma net operating results from continuing operations improved from a loss of $5.0 million, or $(0.06) per share, in the third quarter of 2001 to a profit of $7.4 million, or $0.06 per share, in the fourth quarter of 2001. This improvement in earnings is primarily due to higher gross profit margins (81% in Q4 2001) and a $10.5 million reduction in operating costs versus Q3 2001.

         MicroStrategy's net loss attributable to common stockholders for the fourth quarter of 2001, determined in accordance with Generally Accepted Accounting Principles (GAAP), was $24.0 million or $(0.26) per share. A reconciliation of GAAP to pro forma earnings is included in the attached financial exhibits. The Q4 2001 pro forma results exclude approximately $29.7 million in non-cash charges and approximately $0.8 million in other, non-recurring charges that are detailed in the attached financial exhibits.

         "In October 2000 we publicly committed to reach core-business pro forma profitability by the end of 2001 and reiterated that commitment throughout 2001. Today, I am pleased to report that we have met that goal," said Eric Brown, MicroStrategy President and CFO. "This is the result of six quarters of hard work to create a more focused, cost-efficient, productive, and competitive company. Our overall business generated more than $12 million in positive EBITDA for the quarter."

         "The MicroStrategy turnaround is the direct result of the streamlined cost structure and strong fiscal controls we put in place in 2001," said Michael
J. Saylor, MicroStrategy Chairman and CEO. "Our success is also due to an impressive roster of new customer wins and existing customers who are expanding their MicroStrategy deployments. In 2002, we expect to extend our technological leadership in the increasingly critical and strategic business intelligence market with the release of MicroStrategy 7i, our enterprise-class platform. With technical advances in Web reporting, integrated email delivery, reporting performance, and security, MicroStrategy 7i will provide the performance, scalability and ease-of-use that enterprise-class customers expect."

         "MicroStrategy's managerial goal has been to create a better-focused, leaner company. These initiatives have also been aimed at succeeding over the long haul. This earnings announcement is a testament to its success," said Bob Moran, Research Vice President and Managing Director of Decision Support Research for the Aberdeen Group, Inc.

MicroStrategy pointed to the following factors as key to its fiscal turnaround:

 . Corporate Restructuring

- MicroStrategy successfully implemented a comprehensive plan, announced in the second half of 2000, to substantially strengthen fiscal controls, provide focus on its core business intelligence software operations, and to significantly increase company-wide cost efficiency and productivity.

- MicroStrategy refocused its operations exclusively on the business intelligence software market by exiting unprofitable ventures that were unrelated to its core competency. Specifically, the company has shut down its Strategy.com subsidiary, and phased out its standalone applications selling and marketing group.

- Since Q4 2000, MicroStrategy has increased gross profit margins from 64% to 81% and maintained gross profit at approximately $35 million per quarter, while reducing total annualized expenses by over $160 million. During this 12-month period, pro forma results have improved from a loss of $16.7 million during Q4 2000 to a profit of $7.4 million during Q4 2001 with pro forma EPS improving from a loss per share of $(0.21) to diluted earnings per share of $0.06.

 . Customer Success & Growing Partnerships

Despite a difficult macroeconomic environment, MicroStrategy continued to acquire new customers and partners at a rapid pace in the fourth quarter of 2001.

Signed Agreements with 23 OEMs (Original Equipment Manufacturers) & Systems Integrators

New partners include: Anexinet, Ascertain LLC, ComArch, Datamat, Doing SPA, Enkata, Enormic LLC, Genus Software, High Performance Systems Holding GmBh, iOLAP, ItWay, Logan Britton, Peak Effects,

PowerMarket, Inc. PRC Inc., Protagona Worldwide Limited, Relational Solutions Inc, Slovenda, Systech Solutions Inc., Trinus Corporation, Web Information Services LLC, and Wizard Business Systems.

MicroStrategy Added 113 New Customers in Q4 2001

New customers included: Allstate Insurance, ANZ Bank, AT&T, Bank of Montreal, Carl Warren, Century Theatres, Encoda, GlaxoSmithKline, Goodmark Foods, Inchcape Shipping, Ingenix, J.P.Morgan Chase, Keyspan Energy, Nikon Canada, Reinsurance Group of America, Unilever, US Air Force, Wilson's Leather.

New deals with existing customers included: Amaxis, Avnet, Discover Financial Services, GE Capital Fleet Services, Hotwire, KeyCorp, Littlewoods, National Steel Corporation, Premier, Quintiles, Verizon, Wachovia, WFS Financial.

Sample of representative deals from Q4 2001:

GlaxoSmithKline

In Q4 of 2001, GlaxoSmithKline purchased 10,000 licenses of MicroStrategy products to empower its sales representatives, executives and marketing managers with business intelligence insight.

Century Theatres

Century Theatres, with over 800 screens in 11 states, selected MicroStrategy as its enterprise-wide business intelligence standard, citing MicroStrategy's superior technology platform. As a result, Century Theatres management will be able to better track ticketing and concession information with enhanced reporting capabilities.

Premier

Premier represents more than 1,800 not-for-profit, healthcare organizations. Its Q4 software purchase complements its five primary business intelligence applications built on the MicroStrategy Platform that help its health system clients make informed decisions on clinical quality and patient safety, business and market strategy, clinical resources utilization, operational performance and productivity.

MicroStrategy's customers now include nine of the top ten Fortune 500 communications companies; 15 of the top 24 Global 500 communications companies; six of the top ten Fortune 500 retailers; seven of the top ten diversified Fortune 500 financial firms; six of the top ten Fortune 500 pharmaceutical companies; and three of the top five Fortune 500 insurers.

 . Technological Leadership

MicroStrategy continues to be recognized as a technology leader in business intelligence.

- An August 2001 independent survey by Survey.com found that MicroStrategy's customers purchase more software licenses on average than the customers of its competitors, are most likely to purchase additional licenses, are least likely to defect to competitors, and are most likely to standardize with the technology, deploy via the Web, and have large databases. The survey included 19 vendors classified as comprising the business intelligence market.

- In August 2001, PC Magazine selected MicroStrategy 7.1 as its "Editors' Choice" for business intelligence software in a review of business intelligence software. MicroStrategy 7.1 outperformed its competition and was given the highest rating of four stars in this report, which included Cognos(R) Business Intelligence Platform, Brio(R) Enterprise 6.2.2, and Crystal(R) Enterprise 8.0, each of which received a 3-star rating.

- MicroStrategy in January 2002 won Reader's Choice awards in the leading IT publication Intelligent Enterprise - winning for its software's advanced analysis and data mining capabilities and for customer relationship management
(CRM) analysis. MicroStrategy won these awards in competition with its leading competitors - including Business Objects, Oracle, Cognos, Brio, Actuate, and SAS Institute.

- MicroStrategy in 2001 won the prestigious Data Warehousing Institute's Best Practices in Data Warehousing with its customer Best Buy. Best Buy won the award for its MicroStrategy-based Business and Vendor Performance Application, which provides Web-based query and reporting capabilities to more than 2,500 corporate and retail managers, as well as to external partners.

 . Finance Commentary

Beginning in the fourth quarter of 2001, the Company's Strategy.com subsidiary has been reclassified and reported on a discontinued operations basis in its consolidated statements of operations and its consolidated balance sheets. The consolidated financial information for Q4 2001 and the full fiscal year 2001 is presented for MicroStrategy's continuing operations and reflects the results of Strategy.com as a discontinued operation. Previously reported financial results for 2001 and 2000 have been reclassified to present MicroStrategy's continuing operations separately from the discontinued operations of Strategy.com.

During the fourth quarter of 2001, the Company recorded a non-cash impairment charge of $12.2 million to write down the carrying value of certain Teracube technology intangible assets acquired from NCR in 1999 to their estimated fair value. In Q4 2001, the Company also recorded a non-cash charge of $11.6 million due to an increase in the value of the estimated cost of the litigation settlement related to an increase in value of the Company's stock price from the end of Q3 2001 to the end of Q4 2001. In Q4 2001, the Company recorded non-cash amortization expense of $4.5 million relating to its goodwill and intangible assets. Also during Q4 2001, the Company's operating expenses were approximately $1.3 million below expectations due to changes in estimates related to the Company's incentive compensation programs (the effect of which is included in several statement of operations expense line items). During the fourth quarter of 2001, R&D costs of approximately $1.0 million were capitalized relating to development of MicroStrategy 7i after the product's technical feasibility was established. And finally, in Q4 2001, the Company reclassified $17.1 million from short-term and long-term deferred revenue to a current liability in connection with the termination of its contractual relationship with Exchange Applications, Inc. As a result, the Company currently does not expect to recognize future revenue from this transaction.

Outlook and Financial Guidance Information

         The following statements are subject to risks and uncertainties described at the end of this press release. Management guidance for 2002 supersedes any previously announced guidance as to the Company's expectations for financial results for 2002. Management will no longer offer guidance for the Strategy.com segment as this operation has been shut down as of the end of 2001. All activity will be reported in a single business segment.

         Management offers the following guidance for the consolidated continuing operations of MicroStrategy for the quarter ending March 31, 2002:

         Revenue is expected to be in the range of approximately $36 to $40 million with the decrease in revenue due to the reduction in deferred revenue related to Exchange Applications, Inc. (discussed above) and the shut down of Strategy.com. Pro forma results of operations, excluding special items, are expected to range from a loss of $2 million to breakeven. Overall operating costs, excluding goodwill amortization, are expected to be higher in Q1 2002 than those reported in Q4 2001 due to the expenses from the MicroStrategy World user conference and other beginning of the year sales and marketing activities. Pro forma earnings per share, excluding special items, and assuming a basic weighted average share count is expected to range from a loss of approximately $0.02 per share to $0.00 per share. Average share count in the quarter using the basic weighted average share count method is expected to be 93-94 million.

         Management offers the following guidance for the consolidated continuing operations of MicroStrategy for the full year ending December 31, 2002:

         Consolidated revenue is expected to be in the range of approximately $155 to $165 million. Consolidated pro forma earnings per share, excluding special items, are expected to be in the range of approximately $0.03 to $0.06 per share.

MicroStrategy will hold a conference call chaired by Michael Saylor today at 5:30 p.m. (EST) Domestically, dial 877-597-9704 and mention Michael Saylor as the chairperson prior to 5:30 p.m. EST, or for 48-hour playback access, dial 800-642-1687 and enter the conference ID 2917612. Internationally, dial 706-634-6550 and mention Michael Saylor as the chairperson prior to 5:30 p.m. EST, or for 48-hour playback, dial 706-645-9291 and enter the conference ID 2917612. For a live Webcast or replay of the call, visit -- http://www.microstrategy.com/investor or http://www.streetevents.com
         -------------------------------------    ---------------------------
for StreetEvents subscribers.

About MicroStrategy Incorporated

Leadership in a Critical Market: Founded in 1989, MicroStrategy is a worldwide leader in the increasingly critical business intelligence software market. Large and small companies alike are harnessing MicroStrategy's business intelligence software to gain vital insights from their data to help them proactively enhance cost-efficiency, productivity and customer relations and optimize revenue-generating strategies. MicroStrategy's business intelligence platform offers exceptional capabilities that provide organizations -- in virtually all facets of their operations -- with user-friendly solutions to their data query, reporting, and advanced analytical needs, and distributes valuable insight on this data to users via Web, wireless, and voice. PC Magazine recently selected MicroStrategy 7(TM) as the 2001 "Editors' Choice" for business intelligence software.

Built for the Internet: MicroStrategy 7 is the Scalable Business Intelligence Platform Built for the Internet(TM). Its pure-Web architecture provides Web reporting, security, performance and standards that are critical for Web deployment. Within intranets, MicroStrategy's products provide employees with information to enable them to make better, more cost-effective business decisions. In extranets, enterprises can use MicroStrategy 7 to build stronger relationships by linking customers and suppliers via the Internet.

Diverse Customer Base: MicroStrategy's customer base cuts across industry and sector lines, with approximately 1,500 enterprise-class customers, including Lowe's Home Improvement Warehouse, AT&T Wireless Group, Wachovia and GlaxoSmithKline. MicroStrategy also has relationships with over 375 systems integrators and application development and platform partners, including IBM, PeopleSoft, Compaq, and JD Edwards.

MicroStrategy is listed on Nasdaq under the symbol MSTR. For more information on the company, or to purchase or demo MicroStrategy's software, please visit MicroStrategy's Web site at http://www.microstrategy.com.
                            ----------------------------

MicroStrategy, MicroStrategy 7, MicroStrategy 7i, and Scalable Business Intelligence Platform Built for the Internet are either trademarks or registered trademarks of MicroStrategy Incorporated in the United States and certain other countries. Other product and company names mentioned herein may be the trademarks of their respective owners.

This press release may include statements that may constitute "forward-looking statements," including its estimates of future business prospects or financial results and statements containing the words "believe," "estimate," "project," "expect" or similar expressions. Forward-looking statements inherently involve risks and uncertainties that could cause actual results of MicroStrategy Incorporated and its subsidiaries (collectively, the "Company") to differ materially from the forward-looking statements. Factors that could contribute to such differences include: the possibility that the conditions to the securities class action and shareholder derivative settlement agreements will not be satisfied; the Company's ability to secure financing for its current operations and long-term plans on acceptable terms; the ability of the Company to implement and achieve widespread customer acceptance of its MicroStrategy 7 software on a timely basis; the Company's ability to recognize deferred revenue through delivery of products or satisfactory performance of services; the timely release of the MicroStrategy 7i platform; continued acceptance of the Company's products in the marketplace; the timing of significant orders; delays in the Company's ability to develop or ship new products; market acceptance of new products; competitive factors; general economic conditions; currency fluctuations and other risks detailed in the Company's registration statements and periodic reports filed with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

                                       ###

                           MICROSTRATEGY INCORPORATED
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (in thousands, except per share data)


                                                                           Three Months
                                                                              Ended                        Years Ended
                                                                            December 31,                   December 31,
                                                                      ------------------------      ------------------------
                                                                       2001 (1)      2000 (1)       2001 (1)       2000 (1)
                                                                      ---------      ---------      ---------      ---------
                                                                     (unaudited)    (unaudited,    (unaudited)   (as adjusted)
                                                                                    as adjusted)
Revenues

Product licenses                                                      $  18,707      $  25,396      $  72,781      $ 100,582
Product support and other services                                       24,528         30,624        107,635        114,679
                                                                      ---------      ---------      ---------      ---------
Total revenues                                                           43,235         56,020        180,416        215,261
                                                                      ---------      ---------      ---------      ---------

Cost of Revenues

Product licenses                                                          1,156          1,483          4,170          2,600
Product support and other services                                        6,850         18,685         41,473         74,961
                                                                      ---------      ---------      ---------      ---------
  Total cost of revenues                                                  8,006         20,168         45,643         77,561
                                                                      ---------      ---------      ---------      ---------
Gross profit                                                             35,229         35,852        134,773        137,700
                                                                      ---------      ---------      ---------      ---------

Operating Expenses

Sales and marketing                                                      12,172         32,790         74,792        137,534
Research and development                                                  6,372         10,219         32,819         43,890
General and administrative                                                5,909          9,531         37,168         47,082
Restructuring and impairment charges                                     13,065           --           39,463          9,367
Amortization of goodwill and intangible assets                            4,505          4,721         17,251         17,667
                                                                      ---------      ---------      ---------      ---------
  Total operating expenses                                               42,023         57,261        201,493        255,540
                                                                      ---------      ---------      ---------      ---------
Loss from operations                                                     (6,794)       (21,409)       (66,720)      (117,840)

Financing & Other Income (Expense)

Net interest                                                             (1,578)           870         (3,230)         3,121
Loss on investments                                                      (1,350)        (1,736)        (3,603)        (9,365)
(Provision for) reduction in estimated cost of litigation
  settlement                                                            (11,554)        23,971         30,098        (89,729)
Other (expense) income, net                                                (707)           (65)        (2,139)            96
                                                                      ---------      ---------      ---------      ---------
  Total financing & other income (expense)                              (15,189)        23,040         21,126        (95,877)
                                                                      ---------      ---------      ---------      ---------
(Loss) income from continuing operations before income taxes            (21,983)         1,631        (45,594)      (213,717)
  Provision for income taxes                                              1,120            800          2,460          1,400
                                                                      ---------      ---------      ---------      ---------
Net (loss) income from continuing operations                            (23,103)           831        (48,054)      (215,117)
                                                                      ---------      ---------      ---------      ---------

Discontinued Operations

Income (loss) from discontinued operations                                4,178         (8,917)       (30,739)       (46,189)
Loss from abandonment                                                    (2,075)          --           (2,075)          --
                                                                      ---------      ---------      ---------      ---------
  Income (loss) from discontinued operations                              2,103         (8,917)       (32,814)       (46,189)
                                                                      ---------      ---------      ---------      ---------
Net loss                                                                (21,000)        (8,086)       (80,868)      (261,306)
                                                                      ---------      ---------      ---------      ---------
  Dividends on and accretion of series A, B, C, D and
    E convertible preferred stock                                        (3,042)        (2,187)       (10,353)        (4,687)
  Net gain on refinancing of series A redeemable convertible
    preferred stock                                                        --             --           29,370           --
  Gain on early redemption of mandatorily redeemable
     convertible preferred stock of consolidated subsidiary                --             --           44,923           --
  Preferred stock beneficial conversion feature                            --             --             --          (19,375)
                                                                      ---------      ---------      ---------      ---------
Net loss attributable to common stockholders                          $ (24,042)     $ (10,273)     $ (16,928)     $(285,368)
                                                                      =========      =========      =========      =========

Basic and diluted earnings (loss) per share

  Continuing operations including preferred
    dividends, gain on series A refinancing,
    and beneficial conversion feature                                 $   (0.28)     $   (0.02)     $   (0.34)     $   (3.00)
  Discontinued operations including gain on early redemption          $    0.02      $   (0.11)     $    0.14      $   (0.58)
                                                                      ---------      ---------      ---------      ---------
  Net loss attributable to common stockholders                        $   (0.26)     $   (0.13)     $   (0.20)     $   (3.58)
                                                                      =========      =========      =========      =========

  Weighted average shares outstanding used in computing
    basic and diluted earnings (loss) per share                          92,157         80,393         86,587         79,779
                                                                      =========      =========      =========      =========


(1) As of December 31, 2001, the results of the Company's Strategy.com subsidiary have been presented on a discontinued operations basis. The results for the 2000 periods have been adjusted to reflect this change in reporting.

Supplemental Data

Pro forma net operating income (loss)                                 $   7,371      $ (16,683)     $ (18,180)     $ (88,989)
                                                                      =========      =========      =========      =========

Pro forma basic net operating income (loss) per share                 $    0.08      $   (0.21)     $   (0.21)     $   (1.12)
                                                                      =========      =========      =========      =========

Pro forma diluted net operating income (loss) per share               $    0.06      $   (0.21)     $   (0.21)     $   (1.12)
                                                                      =========      =========      =========      =========

Basic weighted average shares outstanding                                92,157         80,393         86,587         79,779
                                                                      =========      =========      =========      =========

Pro forma diluted weighted average shares outstanding                   114,100         80,393         86,587         79,779
                                                                      =========      =========      =========      =========

Pro forma net operating income (loss) is calculated by starting with net (loss) income from continuing operations and adding back restructuring and impairment charges, amortization of goodwill and intangible assets, loss on investments, (provision for) reduction in estimated cost of litigation settlement. Additionally, the pro forma net operating loss for the full year 2001 excludes other non-recurring gains totaling $345.

Additional schedules are attached hereto that reconcile: (i) net (loss) income from continuing operations to pro forma net operating income (loss) and (ii) basic weighted average shares outstanding to pro forma diluted weighted average shares outstanding.

                           MICROSTRATEGY INCORPORATED
                           CONSOLIDATED BALANCE SHEETS
                      (in thousands, except per share data)

                                                                          December 31,
                                                                      2001 (1)     2000 (1)
                                                                    ---------    ---------
                                                                   (unaudited)  (as adjusted)
Assets
Current assets

  Cash and cash equivalents                                         $  38,409    $  33,203
  Restricted cash                                                         439       25,884
  Short-term investments                                                  904        1,085
  Accounts receivable, net                                             22,281       47,921
  Prepaid expenses and other current assets                             5,902        9,249
  Net assets of discontinued operations                                  --         24,615
                                                                    ---------    ---------
Total current assets                                                   67,935      141,957

Property and equipment, net                                            26,506       39,425
Long-term investments                                                    --          5,271
Goodwill and intangible assets, net                                     5,402       34,300
Deposits and other assets                                               3,789        1,993
Net assets of discontinued operations                                    --         18,048
                                                                    ---------    ---------
Total Assets                                                        $ 103,632    $ 240,994
                                                                    =========    =========

Liabilities and Stockholders' Equity (Deficit)

Current liabilities

  Accounts payable and accrued expenses                             $  18,935    $  32,363
  Accrued compensation and employee benefits                           13,654       24,155
  Accrued interest and preferred dividends                              7,351          599
  Accrued restructuring costs                                           7,422         --
  Deferred revenue and advance payments                                20,987       42,224
  Contingency from terminated contract                                 17,074         --
  Working capital line of credit                                        1,212         --
  Net liabilities of discontinued operations                            4,479         --
                                                                    ---------    ---------
Total current liabilities                                              91,114       99,341

Deferred revenue and advance payments                                   5,431       26,083
Accrued litigation settlement                                          68,637       99,484
Other long-term liabilities                                             3,536        1,509
Accrued restructuring costs                                             4,271         --
                                                                    ---------    ---------

Total Liabilities                                                     172,989      226,417
                                                                    ---------    ---------

Series A redeemable convertible preferred stock                         6,385      119,585
Series B redeemable convertible preferred stock                        32,343         --
Series C redeemable convertible preferred stock                        25,937         --
Series D redeemable convertible preferred stock                         3,985         --

Redeemable convertible preferred stock of discontinued operations        --         40,530

Stockholders' equity (deficit):
  Preferred stock undesignated; $.001 par value;
    4,973 shares authorized; no shares issued or outstanding             --           --
  Class A common stock; $.001 par value; 330,000
    shares authorized; 43,689 and 28,736 shares
    issued and outstanding, respectively                                   44           29
  Class B common stock; $.001 par value; 165,000
    shares authorized; 48,233 and 52,033 shares
    issued and outstanding, respectively                                   48           52
  Additional paid-in capital                                          239,580      152,821
  Deferred compensation                                                   (99)        (624)
  Accumulated other comprehensive income                                2,547        1,443
  Accumulated deficit                                                (380,127)    (299,259)
                                                                    ---------    ---------
Total Stockholders' Equity (Deficit)                                 (138,007)    (145,538)

Total Liabilities and Stockholders' Equity (Deficit)                $ 103,632    $ 240,994
                                                                    =========    =========


(1) As of December 31, 2001, the results of the Company's Strategy.com subsidiary have been presented on a discontinued operations basis. The consolidated balance sheets as of December 31, 2001 and 2000 have been reclassified to reflect this change in reporting.

                           MICROSTRATEGY INCORPORATED
        Reconciliation of net (loss) income from continuing operations to pro forma net operating income (loss)
                      (in thousands, except per share data)
                                   (unaudited)

                                                                             Three Months
                                                                                Ended                  Years Ended
                                                                             December 31,              December 31,
                                                                       ----------------------    ----------------------
                                                                          2001         2000         2001         2000
                                                                       ---------    ---------    ---------    ---------
Net (loss) income from continuing operations                           $ (23,103)   $     831    $ (48,054)   $(215,117)

Restructuring and impairment charges                                      13,065         --         39,463        9,367
Amortization of goodwill and intangible assets                             4,505        4,721       17,251       17,667
Loss on investments                                                        1,350        1,736        3,603        9,365
Provision for (reduction in) estimated cost of litigation settlement      11,554      (23,971)     (30,098)      89,729
Other non-recurring items                                                   --           --           (345)        --
                                                                       ---------    ---------    ---------    ---------
Pro forma net operating income (loss)                                  $   7,371    $ (16,683)   $ (18,180)   $ (88,989)
                                                                       =========    =========    =========    =========




                           MICROSTRATEGY INCORPORATED
                Q4 2001 pro forma adjustments - Cash vs. Non-cash
                                 (in thousands)

Non-cash:
Restructuring and impairment charges                    $12,245
Amortization of goodwill and intangible assets            4,505
Loss on investments                                       1,350
Provision for estimated cost of litigation settlement    11,554
                                                        -------
  Total non-cash                                         29,654

Cash:
Restructuring and impairment charges                        820
                                                        -------
  Total pro forma adjustments                           $30,474
                                                        =======



       Reconciliation of basic weighted average shares outstanding to pro forma diluted weighted average shares outstanding
                      (in thousands, except per share data)
                                   (unaudited)

                                                            Three Months
                                                               Ended           Years Ended
                                                            December 31,       December 31,
                                                        -------   -------   -------   -------
                                                          2001      2000      2001      2000
                                                        -------   -------   -------   -------
Basic weighted average shares outstanding                92,157    80,393    86,587    79,779

Effect of dilutive securities:
Series B preferred stock                                  9,176      --        --        --
Series C preferred stock                                  7,708      --        --        --
Series D preferred stock                                  2,902      --        --        --
Employee stock options                                    2,157      --        --        --
                                                        -------   -------   -------   -------
Pro forma diluted weighted average shares outstanding   114,100    80,393    86,587    79,779
                                                        =======   =======   =======   =======


For the three months ended December 31, 2001, pro forma diluted weighted average shares outstanding was computed by adding the incremental number of shares of each of the Company's dilutive securities to the basic weighted average shares outstanding. Dilutive securities are sequenced on an incremental basis from the most dilutive to the least dilutive and are included in pro forma diluted weighted average shares outstanding to the extent such securities are not anti-dilutive. Had the Company generated net income in accordance with generally accepted accounting principles ("GAAP"), it would have been required under GAAP to calculate the diluted weighted average shares outstanding using this approach. As a result of this sequencing, the series A preferred stock was excluded from the computation of pro forma weighted average shares outstanding for the three months ended December 31, 2001 because their effect would have been anti-dilutive. If the series A preferred stock had been included, it would have increased pro-forma diluted weighted average shares outstanding by 2.3 million shares.


In determining the dilutive share impact on pro forma earnings, the securities included in the reconciliation above have been converted using the "share settlement method" which assumes the securities are converted at the end of the period using a volume weighted average stock price based upon an option available to the Company to settle the securities in shares of common stock at maturity. It is not currently the Company's intention to exercise this share settlement option at the maturity of these securities. The "if-converted method" assumes the securities are converted at the fixed conversion rate currently available to the holders of the securities. In accordance with GAAP, if the Company had GAAP net income, the Company would be required to consider the most dilutive result of the aforementioned share settlement method or if-converted method. Under the if-converted method, the total number of diluted shares is 104,698; under the share settlement method, the total number of diluted shares is 114,100. As such, the share settlement method was utilized.

    Reconciliation of Q4 2001 net loss attributable to common stockholders to
                               EBITDA as reported
                      (in thousands, except per share data)
                                   (unaudited)

                                                        Three Months
                                                            Ended
                                                         December 31,
                                                            2001
                                                          --------
Net loss attributable to common stockholders              $(24,042)

  Net interest                                               1,578
  Provision for income taxes                                 1,120
  Depreciation and amortization                              1,943
  Amortization of goodwill and intangible assets             4,505
                                                          --------
EBITDA before pro forma adjustments                        (14,896)

Pro forma adjustments to EBITDA:

  Restructuring and impairment charges                      13,065
  Loss on investments                                        1,350
  Provision for estimated cost of litigation settlement     11,554
  Other expense                                                707
  Income from discontinued operations                       (2,103)
  Dividends on and accretion of series
    A, B, C, D and E convertible preferred stock             3,042
                                                          --------
EBITDA as reported                                        $ 12,719
                                                          ========


                           MICROSTRATEGY INCORPORATED
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (in thousands, except per share data)
                            (unaudited, as adjusted)

                                                                     -------------------------------------------------------------
                                                                                 Quarterly Results for 2001 (1)            Total
                                                                     ------------------------------------------------    ---------
                                                                         Q1           Q2           Q3           Q4          2001
                                                                     ---------    ---------    ---------    ---------    ---------
Revenues
Product licenses                                                     $  18,636    $  20,278    $  15,160    $  18,707    $  72,781
Product support and other services                                      30,313       26,882       25,912       24,528      107,635
                                                                     ---------    ---------    ---------    ---------    ---------
  Total revenues                                                        48,949       47,160       41,072       43,235      180,416
                                                                     ---------    ---------    ---------    ---------    ---------
Cost of Revenues
Product licenses                                                         1,049          820        1,145        1,156        4,170
Product support and other services                                      14,882       10,538        9,203        6,850       41,473
                                                                     ---------    ---------    ---------    ---------    ---------
  Total cost of revenues                                                15,931       11,358       10,348        8,006       45,643
                                                                     ---------    ---------    ---------    ---------    ---------
Gross profit                                                            33,018       35,802       30,724       35,229      134,773
                                                                     ---------    ---------    ---------    ---------    ---------
Operating Expenses
Sales and marketing                                                     26,630       20,403       15,587       12,172       74,792
Research and development                                                10,463        7,843        8,141        6,372       32,819
General and administrative                                              11,728       10,659        8,872        5,909       37,168
Restructuring and impairment charges                                      --         23,422        2,976       13,065       39,463
Amortization of goodwill and intangible assets                           4,249        4,249        4,248        4,505       17,251
                                                                     ---------    ---------    ---------    ---------    ---------
  Total operating expenses                                              53,070       66,576       39,824       42,023      201,493
                                                                     ---------    ---------    ---------    ---------    ---------
Loss from operations                                                   (20,052)     (30,774)      (9,100)      (6,794)     (66,720)

Financing & Other Income (Expense)
Net interest                                                               525         (988)      (1,189)      (1,578)      (3,230)
Loss on investments                                                     (1,097)        (233)        (923)      (1,350)      (3,603)
Reduction in (provision for) estimated cost of litigation settlement     9,665       24,941        7,046      (11,554)      30,098
Other expense, net                                                         (90)        (419)        (923)        (707)      (2,139)
                                                                     ---------    ---------    ---------    ---------    ---------
  Total financing & other income (expense)                               9,003       23,301        4,011      (15,189)      21,126
                                                                     ---------    ---------    ---------    ---------    ---------
Loss from continuing operations before income taxes                    (11,049)      (7,473)      (5,089)     (21,983)     (45,594)
  Provision for income taxes                                               289           48        1,003        1,120        2,460
                                                                     ---------    ---------    ---------    ---------    ---------
Net loss from continuing operations                                    (11,338)      (7,521)      (6,092)     (23,103)     (48,054)
                                                                     ---------    ---------    ---------    ---------    ---------

Discontinued Operations
(Loss) income from discontinued operations                              (9,233)     (25,777)          93        4,178      (30,739)
Loss from abandonment                                                     --           --           --         (2,075)      (2,075)
                                                                     ---------    ---------    ---------    ---------    ---------
  (Loss) income from discontinued operations                            (9,233)     (25,777)          93        2,103      (32,814)
                                                                     ---------    ---------    ---------    ---------    ---------
Net loss                                                               (20,571)     (33,298)      (5,999)     (21,000)     (80,868)
                                                                     ---------    ---------    ---------    ---------    ---------
  Dividends on and accretion of series A, B, C, D and E convertible
    preferred stock                                                     (2,158)      (2,364)      (2,789)      (3,042)     (10,353)
  Net gain on refinancing of series A redeemable convertible
    preferred stock                                                       --         29,370         --           --         29,370
  Gain on early redemption of mandatorily redeemable convertible
    preferred stock of consolidated subsidiary                            --           --         44,923         --         44,923
                                                                     ---------    ---------    ---------    ---------    ---------
Net (loss) income attributable to common stockholders                $ (22,729)   $  (6,292)   $  36,135    $ (24,042)   $ (16,928)
                                                                     =========    =========    =========    =========    =========



(1) As of December 31, 2001, the results of the Company's Strategy.com subsidiary have been presented on a discontinued operations basis. The results for the first three quarters of 2001 have been adjusted to reflect this change in reporting.





Supplemental Data

Pro forma net operating (loss) income                                 $(15,657)    $ (4,903)    $ (4,991)    $  7,371     $(18,180)
                                                                     =========    =========    =========    =========    =========

Pro forma basic net operating (loss) income per share                 $  (0.19)    $  (0.06)    $  (0.06)    $   0.08     $  (0.21)
                                                                     =========    =========    =========    =========    =========

Pro forma diluted net operating (loss) income per share               $  (0.19)    $  (0.06)    $  (0.06)    $   0.06     $  (0.21)
                                                                     =========    =========    =========    =========    =========

Basic weighted average shares outstanding                               81,269       83,253       89,452       92,157       86,587
                                                                     =========    =========    =========    =========    =========

Pro forma diluted weighted average shares outstanding                   81,269       83,253       89,452      114,100       86,587
                                                                     =========    =========    =========    =========    =========



Pro forma net operating (loss) income is calculated by starting with net loss from continuing operations and adding back restructuring and impairment charges, amortization of goodwill and intangible assets, loss on investments, reduction in (provision for) estimated cost of litigation settlement. Additionally, the pro forma net operating loss for Q2 and the full year 2001 excludes other non-recurring gains totaling $345. The basic and diluted weighted average shares outstanding used in the computation of pro forma loss per shares during Q3 excludes participating convertible securities because their effect would be anti-dilutive.